Consent of Independent Registered Public Accounting Firm	Raymond Chabot Grant Thornton LLP Suite 2000 National Bank Tower 600 De La Gauchetière Street West Montréal, Quebec H3B 4L8 Telephone: 514-878-2691 Fax: 514-878-2127 www.rcgt.com

We have issued our reports dated March 6, 2013, with respect to the consolidated financial statements and internal control over financial reporting in the Annual Report of Intertape Polymer Group Inc. (the “Company”) on Form 20-F for the year ended December 31, 2012.

We hereby consent to the incorporation by reference of said reports in the Registration Statements of Intertape Polymer Group Inc. on Forms S-8 (File No. 333-67732, effective August 16, 2001; File No. 333-97961, effective August 12, 2002; File No. 333-108077, effective August 19, 2003, File No. 333-114954 effective April 28, 2004; File No. 3333-89763 effective October 27, 1999; File No. 333-114960 effective April 28, 2004; File No. 333-135599 effective July 5, 2006; and File No. 333-184797 effective November 7, 2012).

Montreal, Canada

March 26, 2013

1 CPA auditor, CA, public accountancy permit No. A120795

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